EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 18, 2004, except for Note 11 as to which the date is August 20, 2004, relating to the financial statements of Evolve One Inc. and subsidiaries, which appears in Evolve One Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                       /s/ Goldstein Lewin & Co.

Boca Raton, Florida
January 10, 2005